Exhibit No. 23(j)(2)

CONSENT OF COUNSEL

We hereby consent to the use and incorporation by reference in said Post-Effective Amendment No. 11 of our firm’s opinion and consent of counsel which was filed on February 22, 2008 as Exhibit 23(i) to Post-Effective Amendment No. 3 to the Registration Statement on Form N-1A under the Investment Company Act of 1940, as amended, of Dreman Contrarian Funds.

GREENBERG TRAURIG, LLP

By:     /s/ STEVEN M. FELSENSTEIN

Steven M. Felsenstein, a Shareholder

Philadelphia, Pennsylvania
October 14, 2009